UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

ATLAS LITHIUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-41552	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Buenos Aires, 10 – 14th Floor

Sion, Belo Horizonte, Minas Gerais, Brazil, 30.315-570

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ATLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Offering

Atlas Lithium Corporation (the “Company”) entered into two securities purchase agreements dated November 29, 2023 (the “Purchase Agreements”), with certain accredited investors (the “Investors”) pursuant to which the Company agreed to sell and issue 167,954 shares of its common stock, par value $0.001 per share (the “Registered Shares”) to each Investor in a registered direct offering (the “Registered Offering”) at a purchase price of $29.77 per share. The proceeds from the Registered Offering are expected to be $10,000,000.00.

The Registered Shares were offered pursuant to a prospectus supplement dated December 1, 2023, and a base prospectus dated September 18, 2023, which is part of a registration statement (“Registration Statement”) on Form S-3 (Registration No. 333-274223) that was declared effective by the Securities and Exchange Commission (the “SEC”) on September 18, 2023. Copies of the prospectus supplement and the accompanying prospectus relating to the Registered Shares may be obtained for free by visiting the SEC’s website at www.sec.gov.

The Purchase Agreements are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by this reference. The Company anticipates closing of the Registered Offering is expected to take place on or before December 6, 2023.

The Investors in the Registered Offering were also the Buyers under the Offtake Agreements, as further discussed in this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Offtake and Sales Agreements

On November 29, 2023, the Company (hereinafter the “Seller”) entered into Offtake and Sales Agreements (the “Offtake Agreements”) with each of Sichuan Yahua Industrial Group Co., Ltd. and Sheng Wei Zhi Yuan International Limited. a subsidiary of Shenzhen Chengxin Lithium Group Co., Ltd. (each individually, a “Buyer”), pursuant to which the Seller agreed, for a period of five (5) years, to sell to each Buyer 60,000 dry metric tonnes of lithium concentrate (the “Product”) per year, subject to Seller’s authority to increase or decrease such quantity by up to ten percent (10%) each year. The price for the Product is determined according to a formula as set forth in the Offtake Agreements.

Each Buyer agreed to pre-pay to Seller $20.0 million (each, a “Pre-Payment Amount”) for future deliveries of the Product after Seller obtains customary licenses. Each Pre-Payment Amount will be used to offset against such Buyer’s future payment obligations for the Product.

The Offtake Agreements are terminable (i) by Seller in the event of a change in control of Seller during the term of such agreements, or (ii) by the non-defaulting party in an event of default under such agreements.

The foregoing description of the terms of the Offtake Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Offtake Agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4 and are incorporated herein and into the Registration Statement by reference. Unless the context otherwise indicates, references to the “Company” are to Atlas Lithium Corporation and/or its subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Securities Purchase Agreement dated November 29, 2023, by and between the Company and Chengyi Lithium International Limited
10.2†	Securities Purchase Agreement dated November 29, 2023, by and between the Company and Yahua International Investment and Development Co., Ltd.
10.3†	Offtake and Sales Agreement dated November 29, 2023, by and between the Company and Sichuan Yahua Industrial Group Co., Ltd.
10.4†	Offtake and Sales Agreement dated November 29, 2023, by and between the Company and Sheng Wei Zhi Yuan International Limited
104	Cover Page Interactive Data File (embedded with the Inline XRBL document)

† Certain portions of the exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish on a supplemental basis an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS LITHIUM CORPORATION

Dated: December 1, 2023	By:	/s/ Marc Fogassa
	Name:	Marc Fogassa
	Title:	Chief Executive Officer